Filed with the Securities and Exchange Commission on March 17, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Globalstar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-2116508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

461 South Milpitas Blvd.

Milpitas, California 95035

(Address of principal executive offices)  (Zip code)

Globalstar, Inc. 2006 Equity Incentive Plan

(Full title of the plan)

Fuad Ahmad

Vice President and Chief Financial Officer

Globalstar, Inc.

461 South Milpitas Blvd.

Milpitas, California 95035

(408) 933-4000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock,
$0.0001 par value	1,673,858	$6.70	$11,214,932.29	$440.75

(1)           The securities to be registered include options and rights to acquire Common Stock.

(2)           This registration statement also covers such indeterminable number of additional shares of Common Stock of the registrant as may become issuable with respect to any or all of such shares pursuant to the antidilution provisions of the plan.

(3)           The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based, pursuant to Rule 457(h) under the Securities Act of 1933, upon the average of the high and low prices of the Common Stock on March 13, 2008, as reported on The Nasdaq Global Select Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:  This registration statement on Form S-8 registers an additional 1,673,858 shares of the Common Stock of Globalstar, Inc. which may be issued pursuant to the Globalstar, Inc. 2006 Equity Incentive Plan (the “Plan”).  Previous registration statements on Form S-8 registered 1,200,000 shares (File No. 333-138590) and 600,000 shares (File No. 333-145283) of Common Stock under the Plan.  The contents of those registration statements are incorporated herein by reference except to the extent that an Item is restated below.

Item 8.            Exhibits

5.1	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Crowe Chizek and Company LLP, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (included on signature page)

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, as of February 14, 2008.

GLOBALSTAR, INC.

By:	/s/ Fuad Ahmad
Fuad Ahmad,
Vice President and
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Globalstar, Inc. whose signatures appear below, hereby constitute and appoint James Monroe III and Fuad Ahmad, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2008.

/s/ James Monroe III	Chairman of the Board and Chief Executive Officer
James Monroe III	(Principal Executive Officer)

/s/ Fuad Ahmad	Vice President and Chief Financial Officer,
Fuad Ahmad	(Principal Financial and Accounting Officer)

Director
Peter J. Dalton

/s/ Kenneth E. Jones	Director
Kenneth E. Jones

/s/ James F. Lynch	Director
James F. Lynch

/s/ J. Patrick McIntyre	Director
J. Patrick McIntyre

/s/ Richard S. Roberts	Director
Richard S. Roberts

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